Exhibit 99.1
Contact:
Jeff Misakian
Vice President, Investor Relations
(562) 552-9417
jmisakian@go2uti.com
UTi WORLDWIDE REPORTS FISCAL 2009
FIRST QUARTER RESULTS
— Revenue Growth Continues to Outpace the Market —
— Cost Reduction Plan on Target —
     LONG BEACH, Calif., June 5, 2008 – UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2009 first quarter ended April 30, 2008.
Fiscal First Quarter 2009 vs. 2008 Results
▪	Revenues increased 26 percent to $1,188.1 million from $944.7 million.

▪	Net revenues (revenues minus freight consolidation costs) increased 17 percent to $391.8 million from $336.0 million.

▪	Net income was $13.5 million, or $0.13 per diluted share, compared to $18.1 million, or $0.18 per diluted share.
     Excluding after-tax restructuring charges of $4.4 million, adjusted net income in the 2009 fiscal first quarter was $17.9 million, or $0.18 per diluted share. A reconciliation of GAAP to non-GAAP results is provided in the supplemental financial information attached to this release.
     “Revenues continued to outpace the market primarily due to solid organic growth,” said Roger I. MacFarlane, chief executive officer. “Volumes in our freight forwarding operations were strong and we continued to add new logistics business. The skill and dedication of our people, along with the breadth of our service offering, have enabled us to gain market share in a tough economic environment. We expect to continue this trend in fiscal 2009, but a protracted economic downturn could impede our anticipated growth. As expected, all actions under our cost reduction plan were initiated by the end of the first quarter. While we are already seeing some benefits from these actions, the majority of anticipated improvement is still expected in the second half of fiscal 2009.”
     Revenue gains for the fiscal 2009 first quarter were due to organic growth in all geographic regions, as well as contributions from acquisitions made by the company since May 1, 2007, and to a lesser extent, to currency fluctuations. The company’s adjusted net revenues, excluding acquisitions, increased 13 percent in the fiscal 2009 first quarter, compared to the same period last year.
     Operating expenses, excluding freight consolidation costs, in the first quarter of fiscal 2009 totaled $367.9 million. Excluding restructuring charges of $6.0 million, these adjusted operating expenses in the fiscal 2009 first quarter were $361.9 million, an increase of 19 percent compared to the same period last year. The increase primarily reflects costs to support the company’s overall growth, as well as costs of $2.5 million incurred by the company as a result of the U.S. Department of Justice’s publicly announced investigation into the pricing practices of the international freight forwarding and cargo transportation industry and other related investigations and lawsuits.
     First quarter fiscal 2009 operating income totaled $23.9 million, which represented 6.1 percent of net revenues. Excluding restructuring charges, adjusted operating income in the first quarter was $30.0 million, or 7.6 percent of net revenues. This compares to operating income in the same period last year of $31.4 million, or 9.3 percent of net revenues.
     As previously announced, the company has undertaken a cost reduction plan to streamline operations and improve operating performance. In total, the plan is expected to reduce annualized expenses by approximately $102 million, and result in associated annualized net revenue reductions of $68 million. The company expects that these anticipated expense and revenue reductions ultimately will result in an increase in its annualized operating income of approximately $34 million and an improvement in its operating margin of approximately 200 basis points with most of these benefits to be realized starting in the second half of fiscal 2009.
Segment Reporting
     The company changed its segment reporting in the fiscal 2009 first quarter to reflect the realignment of its management structure around its core business operations, as announced on February 8, 2008. The company’s reportable business segments are freight forwarding (including customs brokerage), contract logistics and distribution, and corporate. In conjunction with this change, certain costs that were previously recorded in corporate are now recorded in the freight forwarding and contract logistics and distribution segments. Comparative information has been provided for each quarter in fiscal 2008 to reflect this allocation. The company will continue to provide geographic information in supplemental schedules. These changes and reclassifications had no effect on the company’s reported earnings, or earnings per basic and diluted share.
Investor Conference Call
     UTi management will host an investor conference call today, June 5, 2008, at 8:00 a.m. PDT (11:00 a.m. EDT) to review the company’s financials and operations for the fiscal 2009 first quarter. Investment professionals are invited to participate in the live call by dialing 888-505-2282 (domestic) or 706-634-5910 (international) using conference ID 48514002. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PDT, today, through June 12, 2008, by calling 800-642-1687 (domestic) or 706-645-9291 (international) and using replay passcode 48514002.
About UTi Worldwide
     UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.
Use of Non-GAAP Financial Information
     This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and the company’s judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the company has referred to revenue and net revenue growth adjusted to exclude the impact of acquisitions made since the beginning of the comparative period, as well as operating expenses excluding freight consolidation costs, operating income, net income and diluted earnings per share adjusted to exclude restructuring expenses. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. This information is not intended to be considered in isolation or as a substitute for the relevant measures calculated in accordance with U.S. GAAP.
Safe Harbor Statement
     Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the company’s discussion of its expected volume trends and financial goals, as well as the expected impact of the company’s cost reduction program. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to economic conditions that are adversely affecting trade volumes; clients’ demand for the company’s services; the impact of cost reduction measures recently undertaken by the company and the timing of the expected benefits from such measures; integration risks associated with acquisitions; the ability to retain client and management of acquisition targets; increased competition; the impact of higher fuel costs; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and EMENA; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; risks associated with, and costs and expenses the company will incur as a result of, the ongoing publicly announced U.S. Department of Justice and other governmental investigations into the pricing practices of the international freight forwarding and cargo transportation industry and other similar or related investigations and lawsuits; the success and effects of new strategies and of the realignment of the company’s executive management structure; disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, the company cannot assure you that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on the company’s forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
# # #
(Tables Follow)

UTi Worldwide Inc.
Condensed Consolidated Income Statements
(in thousands, except share and per share amounts)

	Three months ended
	April 30,
	2008	2007
	(Unaudited)	(Unaudited)
Revenues:
Airfreight forwarding	$449,790	$318,739
Ocean freight forwarding	293,503	232,290
Customs brokerage	28,243	21,883
Contract logistics	164,803	141,515
Distribution	149,379	144,256
Other	102,429	86,055

Total revenues	1,188,147	944,738

Operating expenses:
Freight consolidation costs:
Airfreight forwarding	361,441	248,495
Ocean freight forwarding	248,665	195,315
Customs brokerage	1,530	725
Contract logistics	20,873	19,774
Distribution	105,357	93,741
Other	58,454	50,647

Staff costs	217,834	184,717
Depreciation and amortization	10,301	9,387
Amortization of intangible assets	3,102	1,985
Restructuring and impairments	6,036	—
Other operating expenses	130,622	108,534

Total operating expenses	1,164,215	913,320

Operating income	23,932	31,418
Interest income	3,191	2,206
Interest expense	(7,735)	(6,297)
Other income/(expense)	440	(368)

Pretax income	19,828	26,959
Provision for income taxes	5,489	7,967

Income before minority interests	14,339	18,992
Minority interests	(797)	(872)

Net income	$13,542	$18,120

Basic earnings per share	$0.14	$0.18
Diluted earnings per share	$0.13	$0.18

Number of weighted-average shares outstanding used for per share calculations:
Basic shares	99,180,213	98,659,869
Diluted shares	100,617,409	100,209,000

UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	April 30,	January 31,
	2008	2008
	(Unaudited)
Assets

Cash and cash equivalents	$271,170	$289,141
Trade receivables, net	948,676	865,019
Deferred income tax assets	20,774	18,768
Other current assets	93,045	79,207

Total current assets	1,333,665	1,252,135

Property, plant and equipment, net	158,676	154,123
Goodwill	544,012	537,429
Other intangible assets, net	79,550	80,432
Investments	3,104	2,765
Deferred income tax assets	19,022	17,311
Other non-current assets	31,486	30,481

Total assets	$2,169,515	$2,074,676

Liabilities & Shareholders’ Equity

Bank lines of credit	$135,720	$113,199
Short-term borrowings	6,423	5,913
Current portion of long-term borrowings	33,333	33,333
Current portion of capital lease obligations	20,358	21,701
Trade payables and other accrued liabilities	866,712	817,058
Income taxes payable	18,407	12,622
Deferred income tax liabilities	4,999	5,030

Total current liabilities	1,085,952	1,008,856

Long-term borrowings	178,672	178,047
Capital lease obligations	27,609	30,612
Deferred income tax liabilities	35,627	38,063
Retirement fund obligations	4,531	4,287
Other non-current liabilities	21,397	19,322

Minority interests	21,611	21,289

Total liabilities	1,375,399	1,300,476

Shareholders’ equity:
Common stock	439,603	435,355
Retained earnings	356,570	349,237
Accumulated other comprehensive loss	(2,057)	(10,392)

Total shareholders’ equity	794,116	774,200

Commitments and contingencies

Total liabilities and shareholders’ equity	$2,169,515	$2,074,676

UTi Worldwide Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three months ended
	April 30,
	2008	2007
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$13,542	$18,120
Adjustments to reconcile net income to net cash used in operations:
Share-based compensation costs, net	2,588	365
Depreciation and amortization	10,301	9,387
Amortization of intangible assets	3,102	1,985
Restructuring and impairments	6,036	—
Deferred income taxes	(5,247)	(363)
Tax benefit relating to exercise of stock options	126	42
Excess tax benefits from share-based compensation	(68)	(24)
(Gain)/loss on disposal of property, plant and equipment	(198)	29
Minority interest and other	901	(858)
Changes in operating assets and liabilities:
Increase in trade receivables	(77,054)	(44,287)
Increase in other current assets	(3,259)	(3,689)
Increase/(decrease) in trade payables	10,019	(24,096)
Increase in accrued liabilities and other liabilities	17,285	6,987

Net cash used in operating activities	(21,926)	(36,402)

Investing Activities:
Purchases of property, plant and equipment	(11,742)	(6,143)
Proceeds from disposal of property, plant and equipment	1,269	425
Decrease/(Increase) in other non-current assets	990	(209)
Acquisitions and contingent earn-out payments	(421)	(3,666)
Other	(332)	(818)

Net cash used in investing activities	(10,236)	(10,411)

Financing Activities:
Increase/(decrease) in bank lines of credit	18,656	(8,615)
Increase/(decrease) in short-term borrowings	262	(1,570)
Repayment of long-term borrowings	(6)	(26)
Repayments of capital lease obligations	(7,758)	(5,487)
Dividends to minority interests	(509)	—
Net proceeds from the issuance of ordinary shares	1,660	3,378
Excess tax benefits from share-based compensation	68	24
Dividends paid	—	—

Net cash provided by/(used in) financing activities	12,373	(12,296)

Effect of foreign exchange rate changes on cash and cash equivalents	1,818	5,349

Net decrease in cash and cash equivalents	(17,971)	(53,760)
Cash and cash equivalents at beginning of period	289,141	278,408

Cash and cash equivalents at end of period	$271,170	$224,648

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended April 30, 2008
		Contract
	Freight Forwarding	Logistics and Distribution	Corporate	Total
Revenues	$826,193	$361,954	$—	$1,188,147

Freight consolidation costs	650,524	145,796	—	796,320
Staff costs	99,171	116,252	2,411	217,834
Depreciation and amortization	3,812	6,406	83	10,301
Amortization of intangible assets	845	2,257	—	3,102
Restructuring and impairments	2,382	3,654	—	6,036
Other operating expenses	41,578	84,086	4,958	130,622

Total operating expenses	798,312	358,451	7,452	1,164,215

Operating income/(loss)	$27,881	$3,503	$(7,452)	23,932

Interest income				3,191
Interest expense				(7,735)
Other income				440

Pretax income				19,828
Provision for income taxes				5,489

Income before minority Interests				14,339
Minority interests				(797)

Net income				$13,542

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended April 30, 2007
		Contract
	Freight Forwarding	Logistics and Distribution	Corporate	Total
Revenues	$612,088	$332,650	$—	$944,738

Freight consolidation costs	474,516	134,181	—	608,697
Staff costs	77,545	104,018	3,154	184,717
Depreciation and amortization	3,203	6,145	39	9,387
Amortization of intangible assets	—	1,985	—	1,985
Restructuring and impairments	—	—	—	—
Other operating expenses	32,577	73,754	2,203	108,534

Total operating expenses	587,841	320,083	5,396	913,320

Operating income/(loss)	$24,247	$12,567	$(5,396)	31,418

Interest income				2,206
Interest expense				(6,297)
Other income				(368)

Pretax income				26,959
Provision for income taxes				7,967

Income before minority Interests				18,992
Minority interests				(872)

Net income				$18,120

UTi Worldwide Inc.
Geographic Reporting
(in thousands)
(Unaudited)

	Three months ended April 30, 2008
			Asia
	EMENA	Americas	Pacific	Africa	Corporate	Total
Revenues
Freight Forwarding	$282,233	$159,790	$288,748	$95,422	$—	$826,193
Contract Logistics and Distribution	71,578	209,247	7,652	73,477	—	361,954
Net Revenue
Freight Forwarding	69,626	41,522	41,661	22,860	—	175,669
Contract Logistics and Distribution	42,713	115,422	5,134	52,889	—	216,158
Operating income/(loss)	5,785	5,886	10,283	9,430	(7,452)	23,932
Restructuring and impairments	1,572	3,737	240	487	—	6,036

	Three months ended April 30, 2007
			Asia
	EMENA	Americas	Pacific	Africa	Corporate	Total
Revenues
Freight Forwarding	$180,633	$131,033	$218,164	$82,258	$—	$612,088
Contract Logistics and Distribution	58,873	199,507	7,143	67,127	—	332,650
Net Revenue
Freight Forwarding	45,691	37,715	35,299	18,867	—	137,572
Contract Logistics and Distribution	30,161	114,615	4,970	48,723	—	198,469
Operating income/(loss)	7,220	12,875	8,524	8,195	(5,396)	31,418
Restructuring and impairments	—	—	—	—	—	—

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
     Set forth below is a reconciliation of our growth, excluding acquisitions, in our revenues and net revenues over the corresponding prior-year period.

		Growth
		excluding
		acquisitions
Revenues:
Three months ended April 30, 2008 (as reported)	$1,188,147
Less: Acquisitions impact (1)	(26,921)

Three months ended April 30, 2008 (as adjusted)	$1,161,226

Three months ended April 30, 2007	$944,738	23%

(1)	Represents revenues attributable to acquisitions that were completed on or after February 1, 2007.

		Growth
		excluding
		acquisitions
Net Revenues:
Three months ended April 30, 2008 (as reported)	$391,827
Less: Acquisitions impact (2)	(12,365)

Three months ended April 30, 2008 (as adjusted)	$379,462

Three months ended April 30, 2007	$336,041	13%

(2)	Represents net revenues attributable to acquisitions that were completed on or after February 1, 2007.

UTi Worldwide Inc.
Supplemental Financial Information – Other Information
(in thousands)
(Unaudited)

	Twelve Months Ended January 31, 2008
	(Unaudited)
	Q1	Q2	Q3	Q4	Total
Freight Forwarding (1)

Revenues	$612,088	$694,224	$812,141	$809,082	$2,927,535

Freight consolidation costs	474,516	538,075	645,666	635,603	2,293,860
Staff costs	77,545	81,322	84,656	94,234	337,757
Depreciation and amortization	3,203	3,241	3,506	3,711	13,661
Amortization of intangible assets	—	—	—	863	863
Restructuring and impairments	—	—	—	912	912
Other operating expenses	32,577	37,172	38,776	41,453	149,978

Total operating expenses	587,841	659,810	772,604	776,776	2,797,031

Operating income	$24,247	$34,414	$39,537	$32,306	$130,504

Contract Logistics and Distribution (1)

Revenues	$332,650	$351,377	$370,904	$396,544	$1,451,475

Freight consolidation costs	134,181	140,678	146,346	167,241	588,446
Staff costs	104,018	111,696	119,197	120,223	455,134
Depreciation and amortization	6,145	6,541	6,481	6,566	25,733
Amortization of intangible assets	1,985	2,053	2,051	2,484	8,573
Restructuring and impairments	—	—	—	5,800	5,800
Other operating expenses	73,754	75,770	82,028	88,102	319,654

Total operating expenses	320,083	336,738	356,103	390,416	1,403,340

Operating income	$12,567	$14,639	$14,801	$6,128	$48,135

(1)	The company changed its segment reporting in the fiscal 2009 first quarter to reflect the realignment of its management structure around its core business operations, as announced on February 8, 2008. In conjunction with this change, the company has reallocated certain operational related costs that were previously reported in corporate to the freight forwarding and contract logistics and distribution segments.

UTi Worldwide Inc.
Supplemental Financial Information – Reconciliation to US GAAP
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended April 30, 2008
			Non
	US GAAP	Adjustment	US GAAP
Revenue	$1,188,147	$—	$1,188,147

Freight consolidation costs	796,320	—	796,320
Staff costs	217,834	—	217,834
Depreciation and amortization	10,301	—	10,301
Amortization of intangible assets	3,102	—	3,102
Restructuring and impairments	6,036	(6,036)	—
Other operating expenses	130,622	—	130,622

Operating income	23,932	6,036	29,968
Interest expense, net	(4,544)	—	(4,544)
Other income	440	—	440

Pretax income	19,828	6,036	25,864
Provision for income taxes	5,489	1,671	7,160

Income before minority interests	14,339	4,365	18,704
Minority interests	(797)	—	(797)

Net income	$13,542	$4,365	$17,907

Basic earnings per share	$0.14	$0.04	$0.18
Diluted earnings per share	$0.13	$0.04	$0.18

Number of weighted-average shares outstanding used for per share calculations:
Basic shares	99,180,213	99,180,213	99,180,213
Diluted shares	100,617,409	100,617,409	100,617,409